Exhibit 8.1

List of Significant Subsidiaries and Consolidated Variable Interest Entities of Viomi Technology Co., Ltd

Subsidiaries	Place of Incorporation
Codream Ltd.	Cayman Island
Codream Co., Ltd.	British Virgin Island
Codream HK Co., Limited	Hong Kong
Viomi HK Technology Co., Limited	Hong Kong
Yunmi Hulian Technology (Guangdong) Co., Ltd.	People’s Republic of China
Lequan Technology (Beijing) Co., Ltd.	People’s Republic of China
Zhumeng Hulian Technology (Guangdong) Co. Ltd.	People’s Republic of China
Guangdong Lizi Technology Co., Ltd.	People’s Republic of China

Consolidated Variable Interest Entities	Place of Incorporation
Foshan Yunmi Electric Appliances Technology Co., Ltd	People’s Republic of China
Beijing Yunmi Technology Co., Ltd	People’s Republic of China

Subsidiaries of Consolidated Variable Interest Entities	Place of Incorporation
Foshan Xiaoxian Hulian Electric Appliances Tecnology Co. Ltd.	People’s Republic of China
Zhuawa Teclmology (Guangdong) Co. Ltd.	People’s Republic of China
Guangdong AI Touch Technology Co., Ltd.	People’s Republic of China